Exhibit 99.1

Adaptimmune Reports First Quarter 2019 Financial Results

- Clinical update issued in a separate announcement -

- Financial guidance updated: funded into Q3 2020 -

PHILADELPHIA, Pa. and OXFORD, U.K., May 06, 2019 (GLOBE NEWSWIRE) — Adaptimmune Therapeutics plc (Nasdaq:ADAP), a leader in T-cell therapy to treat cancer, today reported financial results for the first quarter ended March 31, 2019. Adaptimmune shared a clinical update in a separate release (https://bit.ly/2IJpltR).

Financial Results for the three-month period ended March 31, 2019

•                  Cash / liquidity position: As of March 31, 2019, Adaptimmune had cash and cash equivalents of $49.9 million and Total Liquidity(1) of $168.2 million.

•                  Revenue: Revenue for the three-month period ended March 31, 2019 was nil, compared to $8.2 million for the same period in 2018. No revenue has been recognised for the three months ended March 31, 2019 as the NY-ESO SPEAR T-cell transition program and the PRAME pre-clinical development program were completed in 2018, and work has not commenced on the third target nominated by GSK under the Collaboration and License Agreement.

•                  Research and development (“R&D”) expenses: R&D expenses for the three-month period ended March 31, 2019 were $22.0 million, compared to $25.7 million for the same period of 2018; this decrease being primarily due to a reduction in expenditure associated with NY-ESO, which was transferred to GSK on July 23, 2018.

•                  General and administrative (“G&A”) expenses: G&A expenses for the three-month period ended March 31, 2019 were $11.8 million, compared to $11.2 million for the same period of 2018.

•                  Other income, net: Other income for the three-month period ended March 31, 2019 was $5.4 million, compared to $7.1 million for the same period of 2018. Other income primarily comprises unrealized foreign exchange gains, which fluctuate depending on exchange rate movements and the amount of foreign currency assets and liabilities.

•                  Net loss: Net loss attributable to holders of the Company’s ordinary shares for the three-month period ended March 31, 2019 was a loss of $27.4 million, ($(0.04) per ordinary share) compared to a loss of $21.1 million ($(0.04) per ordinary share) in the same period of 2018.

Financial guidance

The Company believes that its existing cash, cash equivalents and marketable securities will fund the Company’s current operations into the third quarter of 2020.

(1)  Total liquidity is a non-GAAP financial measure, which is explained and reconciled to the most directly comparable financial measures prepared in accordance with GAAP below.

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for cancer patients. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors. For more information, please visit http://www.adaptimmune.com.

Forward-looking statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 27, 2019, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Total Liquidity (a non-GAAP financial measure)

Total Liquidity (a non-GAAP financial measure) is the total of cash and cash equivalents and marketable securities. Each of these components appears in the consolidated balance sheet. The U.S. GAAP financial measure most directly comparable to Total Liquidity is cash and cash equivalents as reported in the consolidated financial statements, which reconciles to Total Liquidity as follows (in thousands):

	March 31,	December 31,
	2019	2018
Cash and cash equivalents	$49,917	$68,379
Marketable securities	118,241	136,755
Total Liquidity	$168,158	$205,134

The Company believes that the presentation of Total Liquidity provides useful information to investors because management reviews Total Liquidity as part of its management of overall liquidity, financial flexibility, capital structure and leverage.

Condensed Consolidated Statement of Operations

(unaudited, in thousands, except per share data)

	Three months ended
	March 31,
	2019	2018
Revenue	$—	$8,196
Operating expenses
Research and development	(22,019)	(25,732)
General and administrative	(11,773)	(11,204)
Total operating expenses	(33,792)	(36,936)
Operating loss	(33,792)	(28,740)
Interest income	952	659
Other income, net	5,430	7,130
Loss before income taxes	(27,410)	(20,951)
Income taxes	(2)	(127)
Net loss attributable to ordinary shareholders	$(27,412)	$(21,078)

Net loss per ordinary share — Basic and diluted
Basic and diluted	$(0.04)	$(0.04)

Weighted average shares outstanding:
Basic and diluted	627,945,243	562,381,995

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share data)

	March 31,	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$49,917	$68,379
Marketable securities - available-for-sale debt securities	118,241	136,755
Accounts receivable, net of allowance for doubtful accounts of $0 and $0	—	192
Other current assets and prepaid expenses (including current portion of clinical materials)	32,143	25,769
Total current assets	200,301	231,095

Restricted cash	4,473	4,097
Clinical materials	3,972	3,953
Operating lease right-of-use assets, net of accumulated amortization of $656 (2018: $0)	24,462	—
Property, plant and equipment, net of accumulated depreciation of $18,083 (2018: $15,924)	35,703	36,118
Intangibles, net of accumulated amortization of $1,411 (2018: $1,218)	1,529	1,473
Total assets	$270,440	$276,736

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	5,391	4,083
Operating lease liabilities, current	2,217	—
Accrued expenses and other accrued liabilities	15,827	20,354
Total current liabilities	23,435	24,437

Operating lease liabilities, non-current	26,779	—
Other liabilities, non-current	571	5,414

Total liabilities	50,785	29,851

Stockholders’ equity
Common stock - Ordinary shares par value £0.001, 701,103,126 authorized and 628,294,702 issued and outstanding (2018: 701,103,126 authorized and 627,454,270 issued and outstanding)	940	939
Additional paid in capital	577,722	574,208
Accumulated other comprehensive loss	(13,096)	(9,763)
Accumulated deficit	(345,911)	(318,499)
Total stockholders’ equity	219,655	246,885

Total liabilities and stockholders’ equity	$270,440	$276,736

Condensed Consolidated Cash Flow Statement

(unaudited, in thousands)

	Three months ended
	March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(27,412)	$(21,078)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,828	1,740
Amortization	167	143
Share-based compensation expense	3,479	4,672
Realized loss on available-for-sale debt securities	—	1,163
Unrealized foreign exchange gains	(5,095)	(7,862)
Other	(39)	124
Changes in operating assets and liabilities:
Increase in receivables and other operating assets	(6,659)	(10,179)
Increase in non-current operating assets	(19)	(123)
Decrease in payables and deferred revenue	(2,453)	(15,879)
Net cash used in operating activities	(36,203)	(47,279)

Cash flows from investing activities
Acquisition of property, plant and equipment	(904)	(1,904)
Acquisition of intangibles	(205)	(10)
Maturity or redemption of marketable securities	22,669	28,043
Investment in marketable securities	(3,904)	(12,490)
Net cash provided by investing activities	17,656	13,639

Cash flows from financing activities
Proceeds from exercise of stock options	36	1,534
Net cash provided by financing activities	36	1,534

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	425	1,545
Net decrease in cash and cash equivalents	(18,086)	(30,561)
Cash, cash equivalents and restricted cash at start of period	72,476	88,296
Cash, cash equivalents and restricted cash at end of period	$54,390	$57,735

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez — VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com